EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 21, 2006, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-19057 and 333-27977).

Weiser LLP

New York, New York

February 21, 2006